UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 29, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2008, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Midsummer Investment, Ltd. (the “Investor”). Pursuant to the Purchase Agreement, we issued to the Investor a warrant to purchase up to the lesser of $12,000,000 in shares of our common stock or the number of shares of common stock equal to 19.9% of our outstanding common stock on July 29, 2008 (the “Warrant”), in order to effectuate an equity line of credit relationship. Following a commencement notice by us, the Investor will be obliged to (subject to customary conditions applicable to each respective closing) exercise the Warrant every three trading days for an amount of stock measured by a formula based on the trading volume of our common stock on the Milan stock exchange, or MTA, during the three trading days prior to the closing date (the “Pricing Period”), with the issuance amount not to exceed the lesser of 15% of our trading volume on the MTA on each trading day or 20% of the volume on the MTA for the preceding trading day during the Pricing Period, and the price per share for such issuance will be 85% of the volume weighted average price of our shares on the MTA for the Pricing Period.

Pursuant to the Purchase Agreement, we are deemed to have issued a commencement notice upon the signing of the Purchase Agreement such that the first closing date under the Agreement will be August 4, 2008. Under the terms of the deemed commencement notice, additional closings will (subject to customary closing conditions) occur every three trading days until the first to occur of the Warrant being exercised for the full $12,000,000, the issuance to the Investor of 27,812,606 shares or the suspension of current exercises of the Warrant at our discretion. We can choose to reactivate the equity line of credit following any such suspension.

The description of the terms and conditions of the Purchase Agreement and the Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and by reference to the full text of the Warrant, which is attached hereto as Exhibit 4.1.

The Purchase Agreement contains representations, warranties and covenants of both us and the Investor. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Investor or us.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this report on Form 8-K:

4.1	Warrant dated July 29, 2008
5.1	Opinion of Heller Ehrman LLP
10.1	Securities Purchase Agreement dated July 29, 2008
99.1	Press Release dated July 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 30, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
4.1	Warrant dated July 29, 2008

5.1	Opinion of Heller Ehrman LLP

10.1	Securities Purchase Agreement dated July 29, 2008

99.1	Press Release dated July 29, 2008

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